Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

7 December 2020

051773.0008

XPeng Inc.

4th Floor, Harbour Place, 103 South Church Street

P.O. Box 10240, Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

XPeng Inc. (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1 and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to the offering by the Company of American depositary shares representing certain Class A ordinary shares of par value US$0.00001 per share of the Company (the Shares).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Corporate Documents (as defined in Schedule 1) and the Registration Statement. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

2

Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorized share capital of the Company, upon its coming into effect, will be US$100,000 consisting of 10,000,000,000 shares comprising (i) 8,850,000,000 Class A Ordinary Shares of a par value of US$0.00001 each, (ii) 750,000,000 Class B Ordinary Shares of a par value of US$0.00001 each and (iii) 400,000,000 Class C Ordinary Shares of a par value of US$0.00001 each.

Resident Partners: M Chu | JP Engwirda | A Johnstone
P Kay | BJ King | MW Kwok | IN Mann | R Ng | ME Parrott	Anguilla | Bermuda | British Virgin Islands | Cayman Islands
ATC Ridgers | PJ Sephton | X Yin	Cyprus | Hong Kong | London | Luxembourg | Montevideo
Bermuda legal services provided through an association with Zuill & Co.	São Paulo | Shanghai | Singapore | Vancouver
www.harneys.com

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Valid Issuance of Shares. The issue and allotment of the Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when name of the shareholder is entered in the register of members of the Company, the Shares will be validly issued, allotted and fully paid and there will be no further obligation on the holder of any of the Shares to make any further payment to the Company in respect of such Shares.

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Cayman Islands Law. The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforcement of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

SCHEDULE 1

List of Documents and Records Examined

1	The certificate of incorporation of the Company dated 27 December 2018;

2

The seventh amended and restated memorandum and articles of association of the company as adopted by a special resolution passed on 20 August 2020 and effective immediately upon the completion of the Company’s initial public offering (the M&A);

3	The register of members and register of directors of the Company provided to us on 30 November 2020;

4	A certificate of good standing dated 3 August 2020 in respect of the Company, issued by the Registrar of Companies in the Cayman Islands (the Certificate of Good Standing); and

5	A copy of the minutes of a meeting of the directors of the Company dated 30 November 2020 (the Resolutions);

Copies of 1-5 above have been provided to us by the Company’s registered office in the Cayman Islands (together the Corporate Documents)

6	The Registration Statement.

SCHEDULE 2

Assumptions

1

Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine, all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

2

Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Constitutional Documents. The M&A remain in full force and effect and are otherwise unamended.

4	Conversion. The conversion of any shares in the capital of the Company will be effected via legally available means under Cayman law.

5

No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

6

Resolutions. The Resolutions were duly adopted at duly convened meetings of the board of directors and such meeting were held and conducted in accordance with the M&A. The Resolutions remain in full force and effect.

7

Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement. There is no contractual prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares.

SCHEDULE 3

Qualifications

1	We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing. The Company shall be deemed to be in good standing under section 200A of the Companies Law (as amended) of the Cayman Islands (the Companies Law) on the date of issue of the certificate if all fees and penalties under the Companies Law have been paid and the Registrar of Companies in the Cayman Islands has no knowledge that the Company is in default under the Companies Law.

4	We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Law (2020 Revision).

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